EXHIBIT 10.1

             FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
             ----------------------------------------------

     WHEREAS, Aid Auto Stores, Inc., a Delaware corporation, and Ames Automotive Warehouse, Inc., a New York corporation, jointly and severally, (collectively referred to herein as "Borrower"), having a chief executive office located at 275 Grand Boulevard, Westbury, New York 11590 entered into a Loan and Security Agreement with FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 (referred to herein as "Lender") dated as of September 29, 1997 (the Loan and Security Agreement being herein referred to as the "Loan Agreement"); and

     WHEREAS, Borrower and Lender have agreed to amend the terms and provisions of the Loan Agreement effective as of the date stated herein by the provisions set forth below;

     NOW, THEREFORE, Borrower and Lender hereby agree that effective as of the date stated herein as the date of execution by Lender being April 24, 1998, the Loan Agreement shall be amended to contain the provisions set forth below and the applicable provisions of the Loan Agreement shall be superseded to the extent necessary to give effect to the provisions set forth below:

     1. The Section 1.1 definition of Mortgages shall be deleted and the following inserted in lieu thereof:

               "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be reasonably satisfactory to Foothill in its reasonable credit judgment, that encumber the Real Property Collateral and the related improvements thereto to be granted on or before June 30, 1998.

     2. Section 2.3 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          2.3 Term Loan. Foothill has agreed to make a term loan (the "Term Loan") to Borrower in the original principal amount of one hundred seventy five thousand ($175,000) Dollars. The Term Loan as of March 31, 1998 has an outstanding principal balance of $87,500 which outstanding balance shall be repaid in two (2) equal monthly installments of principal in the amount of thirty four thousand twenty seven and 78/00 ($34,027.78) Dollars commencing on May 1, 1998 and continuing on June 1, 1998 and a final installment payment of the greater of nineteen thousand four hundred forty four and 44/00 ($19,444.44) on July 15, 1998 or the then remaining outstanding principal amount due together with all accrued and unpaid interest and any charges in connection with the Term Loan in order for the Term Loan to be paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement with all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

     3. Section 2.5 of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to
Section 2.1 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 (an "Overadvance"), Borrower immediately shall, unless otherwise agreed to by Foothill, pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under Section 2.1. Foothill will allow an Overadvance up to the amount of $250,000 to exist after execution of this First Amendment to Loan and Security Agreement, provided however that Borrower must on or before June 15, 1998 reduce such Overadvance to an amount not greater than $150,000 and must further reduce and eliminate such Overadvance on or before July 15, 1998.

     4. Section 2.6(a) of the Loan Agreement deleted in its entirety and the following inserted in lieu thereof:

               a.   Interest Rate.  Except as provided in clause
(c) below, effective as of May 1, 1998 (i) all Obligations shall bear interest at a per annum rate of two (2.00) percentage points above the Reference Rate.

     5. Section 2.11(d) of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

               (d) Financial Examination and Appraisal Fees. Foothill's customary fee of six hundred fifty ($650) Dollars per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e. audits) of Borrower performed by personnel employed by Foothill; Foothill's customary appraisal fee of one thousand five hundred ($1,500) Dollars per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e. audits) of Borrower or to appraise the Collateral (including but not limited to appraisers engaged by Foothill if Foothill elects to conduct, prior to the occurrence of an Event of Default, not more frequently than on a quarterly basis, an appraisal of Borrowers Inventory to determine and report to Foothill as to the liquidation value of such Inventory for Borrowing Base calculation purposes); and

     6. Section 2.11(e) of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

               (e) Servicing/Collateral Management Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing/collateral management fee in an amount equal to two thousand five hundred ($2,500.00) Dollars; and

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     7.   Section 6.2(d) of the Loan Agreement shall be deleted in
its entirety and the following inserted in lieu thereof:

     (d)(i) on a monthly basis Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory with additional detail showing additions to and deletions from the Inventory, provided that borrowing availability is $200,000 or greater, but if borrowing availability is less than $200,000, Borrower shall be required on a weekly basis, to provide Inventory reports specifying cost and the wholesale market value of its Inventory with additional detail showing additions to and deletions from the Inventory, to the extent available; and provided further, that on the earlier of the implementation of the Borrower's Point of Sale system and the Borrower's perpetual inventory tracking system or February 15, 1998, Borrower shall, on a weekly basis, furnish Inventory reports specifying Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory and (ii) Borrower shall contract with RGIS or another acceptable Inventory counting and verification service acceptable to Foothill, to conduct and report to Foothill, at Borrower's expense, not less than two (2) additional times for the remainder of 1998 and three (3) times in each subsequent year a physical count of Borrower's Inventory items with the first such physical count and report being accomplished and delivered to Foothill on or before July 31, 1998;

     8.   The first paragraph of Section 6.3(a) of the Loan
Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          6.3  Financial Statements, Reports, Certificates.
Deliver to Foothill: (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a Borrower prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (b) (i) immediately, for the remaining period through July 15, 1998 and on or before the first day of each July, October, January and April thereafter commencing July 1, 1998, a budget projection covering a period of thirteen
(13) weeks ("13 Week Period") from each July 15, October 15, January 15 and April 15 dates commencing July 15, 1998, ("Budget) created by Borrower and reviewed and confirmed by Argus Management or the financial and management consultant engaged by Borrower who shall be acceptable to Foothill, showing by week during each week of the next 13 Week Period, the projected weekly receipts and projected weekly expenditures as of the end of each such week for the next 13 Week Period period and showing for the cash flow statement only, the weekly cumulative total of the prior four (4) weeks projected weekly receipts and projected weekly expenditures; and (ii) for each week beginning May 11, 1998 for the immediately preceding four (4) week period the actual receipts and actual disbursements as of the first day of each week during the immediately preceding four (4) week period; and (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill in the exercise of Foothill's reasonable commercial judgement and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do

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

not have knowledge of the existence of any Default or Event of Default; and (d) on a weekly basis, commencing on May 11, 1998 and continuing on each Monday thereafter, a report created by Borrower and reviewed and confirmed by Argus Management or the financial and management consultant engaged by Borrower who shall be acceptable to Foothill, showing the actual receipts and expenditures, on a cumulative basis to the cumulative weekly projection of receipts and expenses referenced in (b) above for the immediately ended four
(4) week period together with an explanation of any variances between the actual and budgeted numbers.

Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

     9. Section 7.20(a) of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

          7.20 Financial Covenants.  Fail to maintain:

               (a)  Tangible Net Worth.   A negative Tangible Net
Worth of ($400,000) or less as of the fiscal quarter ended March 31, 1998, a negative Tangible Net Worth of ($900,000) or less as of the fiscal quarter ended June 30, 1998 or a negative Tangible Net Worth of ($460,000) or less as of the fiscal quarter ended September 30, 1998 or a negative Tangible Net Worth of ($270,000) or less as of the fiscal quarter ended December 31, 1998; and

     10. Section 7.20(b) of the Loan Agreement shall be deleted in its entirety.


     11. Section 8 of the Loan Agreement shall be amended to add three (3) new Sub-Sections as set forth below:

          8.16 If Borrower fails to engage on or before April 30, 1998 and continue to utilize and abide by the recommendations of Argus Management or another financial and management consultant acceptable to Foothill in connection with the management and operation of Borrower's business; or

          8.17 If Borrower and/or Argus Management or the financial and management consultant acceptable to Foothill engaged by Borrower submits a weekly actual to budget receipts and expenses report in accordance with Section 6.3.(b) which shows on the first business day of any week, commencing on May 11, 1998, for the immediately preceding four (4) week period: (a) the four (4) week total of the actual receipts as of the first business day of each week during the prior four (4) week period to be ten (10%) percent or more below the four (4) week cumulative projected receipts for such period as shown in the report referenced in 6.3.(b) above; or
(b) the four (4) week total of the actual expenditures as of the first business day of each week during the prior four (4) week period to be ten (10%) percent or more below the four (4) week cumulative projected expenditures for such period as shown in the report referenced in 6.3.(b) above;

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          8.18 If Borrower fails to provide Foothill, in form,
scope and substance satisfactory to Foothill, with an intercreditor and subordination agreement executed by Bankers Trust Company on or before July 31, 1998 in connection with the existing unsecured indebtedness owed by Borrower to Bankers Trust.


     12. The description contained on Schedule R-1 Real Property Collateral shall be deleted and the following inserted in lieu thereof:

     472 Union Avenue, Brooklyn, New York 11236 which property shall be mortgaged to Foothill on or before June 30, 1998


     13. Borrower acknowledges that it is in violation of Section 6.3(a) of the Loan Agreement as a result of its failure to provide monthly financial statements for the months of January and February 1998 on or before March 15, 1998 and that it has further violated
Section 6.3(a) of the Loan Agreement as a result of its failure to provide an annual financial statement for the 1997 fiscal year on or before March 30, 1998. Foothill agrees to waive compliance with
Section 6.3(a) as to the annual financial statement as of December 31, 1997 and as to the monthly statements through March 31, 1998.

     14. Borrower acknowledges that it is in violation of Section 7.1(b) of the Loan Agreement as a result of its indebtedness to Bankers Trust Company. Foothill agrees to waive compliance with
Section 7.1(b) as to the above violation through July 31, 1998.

     15. Borrower acknowledges that it is in violation of Section 7.20(a) and 7.20(b) of the Loan Agreement. Foothill agrees to waive compliance with Section 7.20(a) and 7.20(b) as to the above violation as of December 31, 1997.

     16.  Borrower acknowledges that it is in violation of Section
7.21 of the Loan Agreement. Foothill agrees to waive compliance with Section 7.21 as to the above violation as of December 31, 1997.

     17. Except as herein amended, all of the terms and provisions of the Loan Agreement shall remain in full force and effect.

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

     18. Borrower and Lender agree that this First Amendment to Loan and Security Agreement has been prepared by the mutual effort of both parties and that in the event of a conflict or interpretive question with respect to any term, provision or section contained in this First Amendment to Loan and Security Agreement or the September 29, 1997 Loan and Security Agreement, that this First Amendment to Loan and Security Agreement and the September 29, 1997 Loan and Security Agreement shall not be construed more strictly against any one party than any other party; it being agreed that both Borrower and Lender have equally negotiated the terms hereof and thereof.

     The date of execution of this First Amendment to Loan and Security Agreement by Borrower is April , 1998.

LENDER:                                     BORROWER:

FOOTHILL CAPITAL CORPORATION                AID AUTO STORES, INC.


By: /s/ Peter Drooff                      By: /s/ Philip L. Stephen
   ------------------------                  --------------------------
        Peter Drooff                              Philip L. Stephen
Title:  Assistant Vice President       Title: President


                                    AMES AUTOMOTIVE WAREHOUSE, INC.

                                         By:  /s/ Philip L. Stephen
                                             ---------------------------
                                                  Philip L. Stephen
                                       Title:  President

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